EXHIBIT 32

CERTIFICATION OF OFFICERS
OF UNITED HERITAGE CORPORATION
PURSUANT TO 18 USC § 1350

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) each of the undersigned officers of United Heritage Corporation (the “Company”) does hereby certify, to such officer’s knowledge, that:

(a) The Amendment No. 1 to quarterly report on Form 10-QSB for the period ended September 30, 2007 of the Company fully complies with the requirements of section 13(a) or 15(b) of the Securities Exchange Act of 1934; and

(b) Information contained in the Amendment No. 1 to Form 10-QSB for the period ended September 30, 2007 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 5, 2007

/s/Joseph F. Langston Jr.
Joseph F. Langston Jr.
Interim Chief Executive Officer and Interim President

Dated: December 5, 2007

/s/Joseph F. Langston Jr.
Joseph F. Langston Jr.
Chief Financial Officer